UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 28, 2015


                          Red Giant Entertainment, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-53310                 98-0471928
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

 614 E. Hwy 50, Suite 235, Clermont, FL                            34711
(Address of principal executive offices)                        (Zip Code)

                                 (877) 904-7334
           (Issuer's telephone/facsimile numbers, including area code)

                                 Not Applicable
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17CFR240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of September 28, 2015, we entered into a Stock Exchange Agreement (the "SEA") with our directors and officers Aimee Schoof and Isen Robbins under which we agreed to issue to each of them 5,000,000 shares of our Series Z Preferred Stock, with rights, privileges and preferences as set forth in Item 5.03 below (the "Shares") in exchange for their 100% ownership interest in Red Giant Media, LLC (the "Purchase Price"). The effect of the transaction is that Red Giant Entertainment, Inc. will supplement its ownership rights to the following properties:

"Shockwave Darkside,"
"Journey to Magika,"
"Last Blood,"
"Omphalos,"
"Wayward Sons Legends," and
"Wayward Sons"

(collectively, the "Properties").

In the event of a liquidation or insolvency of Red Giant Entertainment, Inc., the television and film rights to the above Properties that Red Giant Media, LLC had before the acquisition shall automatically transfer to Aimee Schoof and Isen Robbins without further order, authorization or consent, and these Properties shall not be considered property of the estate of Red Giant Entertainment, Inc., or Red Giant Media, LLC, in any bankruptcy or insolvency proceeding because the rights to these Properties will belong to Aimee Schoof and Isen Robbins as joint tenants.

The Shares will be issued to Ms. Schoof and Mr. Isen pursuant to the exemptions from registration set forth in Section 4(a)(2) of the Securities Act of 1933 and regulations promulgated thereunder. Ms. Schoof and Mr. Isen, as our officers and directors, have adequate information about us as well as the opportunity to ask questions and receive responses from our management. The Shares will be issued to Ms. Schoof and Mr. Isen as soon as practicable.

The foregoing description of the SEA does not purport to be complete and is qualified in its entirety by reference to the full text of the SEA filed as
Exhibit 10.1 hereto.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

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
SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
            YEAR

CERTIFICATE OF DESIGNATION

In connection with the SEA, we are filing an amendment to our Certificate of Designation with the Nevada Secretary of State, designating 20,000,000 shares of our preferred stock as Series Z Preferred Stock, par value $0.0001 per share, an increase of 10,000,000 previously designated Series Z Preferred shares.

No other changes are made to our Certificate of Designation.

Each Series Z Preferred Share is entitled to a liquidation preference equal to the original purchase price of the Series Z Preferred Shares ($0.03 per share, subject to adjustment), and 100:1 super-voting rights on all matters submitted to a vote of the our stockholders, subject to adjustment.

The description above of Series Z Preferred Stock, as modified by the increase in designated shares disclosed today, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation designating the rights, privileges and preferences of the Series Z Preferred Stock filed as Exhibit 4.1 to our Form 8-K filed with the SEC on November 12, 2014.

SECTION 9 - EXHIBITS

ITEM 9.01 - EXHIBITS

Exhibit
Number                           Description
------                           -----------

10.1 Stock Exchange Agreement between the Registrant and Aimee Schoof and Isen Robbins, dated as of September 25, 2015.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Red Giant Entertainment, Inc.


Dated: October 6, 2015               /s/ Benny R. Powell
                                     -------------------------------------------
                                     By:  Benny R. Powell
                                     Its: Chief Executive Officer, President,
                                          Chief Financial Officer, and Secretary

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